Exhibit 99.1

Crown Crafts Announces Financial Results for Fourth Quarter

and Full Year Fiscal 2026

Gonzales, Louisiana – June 24, 2026, Crown Crafts, Inc. (NASDAQ-CM: CRWS) (the “Company”) a producer, designer, and distributor of infant, toddler, and juvenile consumer products, today reported results for the fourth quarter and full year fiscal 2026, which ended March 29, 2026.

Fourth Quarter Fiscal 2026 Summary

●	Net sales of $22.4 million compared to $23.2 million in the prior-year quarter
●	Gross profit margin increased to 22.9% compared to 18.3% in the prior-year quarter
●	Net income of $0.3 million increased from a net loss of $10.8 million in the prior-year quarter
●	Subsequent to the quarter, relaunched Manhattan Toy brand’s Groovy Girls, an iconic line of soft fashion dolls
●	Declared a quarterly dividend of $0.08 per share on Series A common stock

“We completed our fiscal year with another quarter of solid results reflecting the strength of our many exciting brands and the hard work of our talented team,” said Olivia Elliott, President and Chief Executive Officer. “We drove improved gross margins and generated more than $8 million of operating cash flow during the fiscal year, through strategic pricing, a more favorable mix of higher-margin products, and ongoing spending discipline, while the operating environment continued to be challenging. In May, we successfully relaunched Manhattan Toy’s Groovy Girls which reflects our ongoing internal focus on new product development. Looking ahead to the new fiscal year, we’re confident in our positioning and ability to capitalize on any improvement in consumer demand, and we will continue our efforts with respect to creative product development and internal efficiencies as we seek to further enhance long-term stockholder value.”

Fourth Quarter Fiscal 2026 Results

Net sales were $22.4 million for the three-month period ended March 29, 2026, compared to $23.2 million for the three-month period ended March 30, 2025. Gross profit was $5.1 million, up from $4.2 million in the prior-year period, reflecting a gross margin on net sales of 22.9% which improved by 460 basis points from 18.3% for the same period in fiscal 2025.

Marketing and administrative expense was held approximately flat relative to the prior-year fourth quarter at $4.6 million, and net income improved to $0.3 million, or $0.03 per diluted share, up from a net loss of $10.8 million, or $1.04 per diluted share in the prior-year fourth quarter, which had included a non-cash goodwill impairment charge of $13.8 million.

Quarterly Cash Dividend

The Board of Directors declared a quarterly cash dividend on the Company’s Series A common stock of $0.08 per share, which will be paid on July 2, 2026 to stockholders of record at the close of business on June 11, 2026.

Conference Call

The Company will host a teleconference today at 8:00 a.m. CT to discuss results. Interested individuals may join the teleconference by dialing (844) 539-3703 or (412) 652-1273 and asking to join the Crown Crafts, Inc. call. The teleconference can also be accessed in listen-only mode by visiting the Company’s website at www.crowncrafts.com. The financial information to be discussed during the teleconference may be found on the investor relations portion of the Company’s website after earnings are released.

A telephone replay of the teleconference will be available one hour after the call through July 8, 2026. To access the replay, dial (844) 512-2921 in the United States or (412) 317-6671 from international locations and enter replay access code 13760859.

About Crown Crafts, Inc.

Founded in 1957, Crown Crafts, Inc. designs, markets, and distributes infant, toddler, and juvenile consumer products including infant bedding, toddler bedding, diaper bags, bibs, toys, and disposable products. The Company primarily operates through its wholly owned subsidiaries, NoJo Baby & Kids, Inc. and Sassy Baby, Inc., which market a variety of infant, toddler, and juvenile products under Company-owned trademarks (Sassy®, NoJo®, Manhattan Toy®, Baby Boom® and Neat Solutions®), as well as licensed collections and exclusive private label programs. Sales are made directly to retailers such as mass merchants, large chain stores, juvenile specialty stores, value channel stores, grocery and drug stores, restaurants, wholesale clubs, internet-based retailers and direct-to-consumers through the Company’s websites. For more information, visit www.crowncrafts.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. These risks include, among others, general economic conditions, including the impact of increased U.S. tariffs and any retaliatory measures by impacted exporting countries, the Company’s ability to mitigate the impact of such tariffs, changes in interest rates, in the overall level of consumer spending and in the price of oil, cotton and other raw materials used in the Company’s products, changing competition, changes in the retail environment, the Company’s ability to successfully integrate newly acquired businesses, the level and pricing of future orders from the Company’s customers, the extent to which the Company’s business is concentrated in a small number of customers, the Company’s dependence upon third-party suppliers, including some located in foreign countries, customer acceptance of both new designs and newly-introduced product lines, actions of competitors that may impact the Company’s business, disruptions to transportation systems or shipping lanes used by the Company or its suppliers, and the Company’s dependence upon licenses from third parties. Reference is also made to the Company’s periodic filings with the Securities and Exchange Commission for additional factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:

Claire Spencer

Vice President and Chief Financial Officer

Investor@crowncrafts.com

CROWN CRAFTS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE- AND TWELVE-MONTH PERIODS ENDED MARCH 29, 2026 AND MARCH 30, 2025
(amounts in thousands, except per share amounts)

	Fiscal Quarter Ended		Fiscal Year Ended
	March 29, 2026	March 30, 2025	March 29, 2026	March 30, 2025
Net sales	$22,376	$23,227	$82,266	$87,250
Cost of products sold	17,249	18,983	62,188	65,985
Gross profit	5,127	4,244	20,078	21,265
Marketing and administrative expenses	4,586	4,582	18,979	18,690
Goodwill impairment charge	-	13,766	-	13,766
Income (loss) from operations	541	(14,104)	1,099	(11,191)
Other income (expense):
Interest expense - net of interest income	(194)	(333)	(1,044)	(1,173)
Loss on sale of property, plant and equipment	-	-	-	(2)
Other income (expense) - net	(14)	8	2,583	(47)
Income (loss) before income tax expense	333	(14,429)	2,638	(12,413)
Income tax expense (benefit)	53	(3,642)	795	(3,057)
Net income (loss)	$280	$(10,787)	$1,843	$(9,356)

Weighted average shares outstanding:
Basic	10,701	10,401	10,653	10,365
Effect of dilutive securities	-	-	-	-
Diluted	10,701	10,401	10,653	10,365

Basic earnings (loss) per share	$0.03	$(1.04)	$0.17	$(0.90)

Diluted earnings (loss) per share	$0.03	$(1.04)	$0.17	$(0.90)

CROWN CRAFTS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
MARCH 29, 2026 AND MARCH 30, 2025
(amounts in thousands, except share and per share amounts)

	March 29, 2026	March 30, 2025

ASSETS
Current assets:
Cash and cash equivalents	$200	$521
Accounts receivable - net of allowances of $1,521 and $1,723, respectively
Due from factor	16,280	21,854
Other	2,579	2,654
Inventories	28,365	27,800
Prepaid expenses	2,176	2,474
Total current assets	49,600	55,303

Operating lease right-of-use assets	8,956	12,253
Property, plant and equipment - net of accumulated depreciation of $5,775 and $5,037, respectively	2,011	1,888
Intangible assets - net of accumulated amortization of $11,615 and $10,840, respectively	6,275	7,050
Deferred income taxes	3,657	4,508
Other assets	154	152
Total Assets	$70,653	$81,154

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,913	$5,225
Accrued royalties	532	1,507
Dividends payable	952	876
Operating lease liabilities, current	4,198	3,987
Accrued liabilities	1,283	1,920
Current maturities of long-term debt	1,991	1,990
Total current liabilities	13,869	15,505

Non-current liabilities:
Long-term debt	12,132	16,512
Deferred income taxes	-	-
Operating lease liabilities, noncurrent	5,529	9,107
Reserve for unrecognized tax liabilities	310	411
Total non-current liabilities	17,971	26,030

Shareholders' equity:
Common stock - $0.01 par value per share; Authorized 40,000,000 shares at March 29, 2026 and March 30, 2025; Issued 13,674,249 shares at March 29, 2026 and 13,478,402 shares at March 30, 2025	137	135
Additional paid-in capital	59,402	58,637
Treasury stock - at cost - 2,913,962 shares at March 29, 2026 and 2,910,859 shares at March 30, 2025	(15,889)	(15,880)
Accumulated deficit	(4,837)	(3,273)
Total shareholders' equity	38,813	39,619
Total Liabilities and Shareholders' Equity	$70,653	$81,154